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Exhibit 23.2

Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in registration statement of Esterline Technologies Corporation and subsidiaries on Form S-3 of our report dated December 9, 1999, appearing in the Annual Report on Form 10-K of Esterline Technologies Corporation and subsidiaries for the year ended October 27, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.

DELOITTE & TOUCHE LLP
Seattle, Washington
January 15, 2001

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Consent of Deloitte & Touche LLP, Independent Auditors